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                                                                      EXHIBIT 11

                   SBS TECHNOLOGIES, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER-SHARE INCOME
                            TREASURY STOCK METHOD
                           AS MODIFIED FOR 20% TEST
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                                                                        Three Months Ended
                                                                        September 30, 1996
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
Proceeds upon exercise of
   options and warrants outstanding
     (1,503,132 shares at a weighted average exercise price of $6.896)      $10,365,598
                                                                            -----------
                                                                            -----------
Weighted average number of shares outstanding                                 3,393,578
Issued shares - exercise of options and warrants                              1,503,132
Shares assumed to be repurchased with proceeds from exercise
   subject to 20% of average shares outstanding maximum                        (678,719)
                                                                            -----------
Total common and common equivalent shares                                     4,217,994
                                                                            -----------
                                                                            -----------
Net income for the year                                                     $ 1,392,413
Add:  After-tax reduction in interest expense from
      the assumed repayment of debt                                              11,544 (1)
                                                                            -----------
Adjusted net income                                                         $ 1,403,957
                                                                            -----------
                                                                            -----------
Total common and common equivalent shares                                   $ 4,217,994
                                                                            -----------
                                                                            -----------
Income per common and common equivalent shares                              $      0.33
                                                                            -----------
                                                                            -----------

Income adjustment:

   Proceeds upon exercise                                                   $10,365,598
   Price of shares assumed repurchased:
     Number of shares                                                           678,716
     Average market value based on average monthly market
      close information as published by NASDAQ                                   13.855
                                                                            -----------
                                                                              9,403,605
                                                                            -----------
   Repayment of debt                                                            961,994
   Interest Rate (estimated average interest rate on debt for year)                  8%
   After tax effect (1 - 40%)                                                       60%
   Portion of year                                                                  25%
                                                                            -----------
                                                                            $    11,544 (1)
                                                                            -----------
                                                                            -----------
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